UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 12, 2007

Handheld Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32985	98-0430675
(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 403 San Francisco, California 94107	94107
(Address of Principal Executive Offices)	(Zip Code)

(415) 495-6470

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 12, 2007, Handheld Entertainment, Inc. (the “Company”) received a deficiency notice from The NASDAQ Stock Market (“NASDAQ”) for failing to comply with NASDAQ Marketplace Rule 4310(c)(17), which requires listed companies to notify NASDAQ 15 days prior to entering into a transaction that may result in the issuance of common stock greater than 10% of the total shares outstanding. On February 5, 2007, as reported in the Company’s Current Report on Form 8-K filed on February 9, 2007, the Company entered an agreement to acquire Putfile Limited for a combination of cash and 2,092,050 shares of its common stock, which number of shares exceeded 10% of the Company’s total outstanding shares at such time, without giving prior notice to NASDAQ.

The Company has undertaken to provide all documentation requested by NASDAQ that is needed to regain compliance under Rule 4310(c)(17).

Item 8.01 Other Events

On February 16, 2007, pursuant to NASDAQ Marketplace Rule 4803(a), the Company issued a press release disclosing receipt of the above-referenced NASDAQ deficiency notice to the Company.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.
Date: February 16, 2007
	By:	/s/ Jeff Oscodar
Jeff Oscodar
President and Chief Executive Officer

Exhibit No.	Description

99.1	Press Release, dated February 16, 2007